     As filed with the Securities and Exchange Commission on        , 1996
                                                             -------
                                                      Registration No.  333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ------

                                  FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         GUILFORD PHARMACEUTICALS INC.
            ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
     ------------------------------------------------------------------
       (State or other jurisdiction of incorporation or organization)

                                   52-1841960
                 ------------------------------------------
                      (I.R.S. employer identification no.)

                6611 Tributary Street, Baltimore, Maryland 21224
  ------------------------------------------------------------------------
            (Address of principal executive offices)     (Zip code)


 GUILFORD PHARMACEUTICALS INC. 1993 EMPLOYEE SHARE OPTION  AND RESTRICTED SHARE
 ------------------------------------------------------------------------------
                                     PLAN
                                     ----
                   GUILFORD PHARMACEUTICALS INC. 401(k) PLAN
                   -----------------------------------------
 GUILFORD PHARMACEUTICALS INC. NON-QUALIFIED STOCK OPTION AGREEMENT
 ------------------------------------------------------------------
                             (RICHARD L. CASEY)
                             ------------------
  GUILFORD PHARMACEUTICALS INC. NON-QUALIFIED STOCK OPTION AGREEMENT
  ------------------------------------------------------------------
                              (JOHN H. NEWMAN)
                              ----------------
                      CONSULTING AGREEMENT (HENRY H. BREM)
                      ------------------------------------
                    CONSULTING AGREEMENT (ROBERT S. LANGER)
                    ---------------------------------------
                      CONSULTING AGREEMENT (KAM W. LEONG)
                      -----------------------------------
                    CONSULTING AGREEMENT (SOLOMON H. SNYDER)
                    ----------------------------------------
                            (Full title of the plan)

                              CRAIG R. SMITH, M.D.
                            CHIEF EXECUTIVE OFFICER
                         GUILFORD PHARMACEUTICALS INC.
                             6611 TRIBUTARY STREET
                           BALTIMORE, MARYLAND  21224
              -------------------------------------------------
                    (Name and address of agent for service)

                                 (410) 631-6302
    --------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)
                                    Copy to:
                               MICHAEL J. SILVER
                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                           BALTIMORE, MARYLAND  21202
                                 (410) 659-2741

                        CALCULATION OF REGISTRATION FEE


=============================================================================================================================
Title of securities           Amount to be            Proposed          Proposed  maximum                  Amount of
 to be registered            registered(1)        maximum offering      aggregate offering             registration fee(1)
                                                 price per share(1)          price(1)
-----------------------------------------------------------------------------------------------------------------------------
   Common Stock, par             467,175           (a) $  14.92           (a) $  6,970,251             (a)  $       2,112.20
 value $.01 per share          1,332,825           (b) $  16.875          (b) $ 22,491,421             (b)  $       6,815.58
                                 100,000           (c) $  16.875          (c) $  1,687,500             (c)  $         511.36
                                  75,000           (d) $  13.54           (d) $  1,015,500             (d)  $         307.73
                                  45,000           (e) $  13.54           (e) $    609,300             (e)  $         184.64
                                 225,000           (f) $  11.11           (f) $  2,499,750             (f)  $         757.50
                                 225,000           (g) $  11.11           (g) $  2,499,750             (g)  $         757.50
                                   7,500           (h) $  18.00           (h) $    135,000             (h)  $          40.91
                                  22,500           (i) $  16.875          (i) $    379,688             (i)  $         115.06
                                  90,000           (j) $   5.92           (j) $    532,800             (j)  $         161.45

                                                                                                     Total Fee:   $11,763.93
=============================================================================================================================

         (1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on (a) the weighted average option exercise price of $14.92 per share for the 467,175 shares issuable upon exercise of currently outstanding options under the Guilford Pharmaceuticals Inc. 1993 Employee Share Option and Restricted Share Plan (the "Option Plan"), (b) the last sale price of $16.875 per share of Guilford Pharmaceuticals Inc. Common Stock on The Nasdaq Stock Market's National Market on December 10, 1996 with respect to the other 1,732,825 shares otherwise issuable under the Option Plan, (c) the last sale price of $16.875 per share of Guilford Pharmaceuticals Inc. Common Stock on The Nasdaq Stock Market's National Market on December 10, 1996 with respect to the 100,000 shares issuable under the Guilford Pharmaceuticals Inc. 401(k) Plan, (d) the exercise price of $13.54 per share of the 75,000 shares issuable upon exercise of options under the Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (Richard L. Casey), (e) the exercise price of $13.54 per share of the 45,000 shares issuable upon exercise of options under the Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (John H. Newman), (f) the weighted average exercise price of $11.11 per share of the 225,000 shares issuable upon exercise of options under the Consulting Agreement (Henry H.
Brem), (g) the weighted average exercise price of $11.11 per share of the 225,000 shares issuable upon exercise of options under the Consulting Agreement (Robert S. Langer), (h) the exercise price of $18.00 per share of 7,500 shares issuable upon exercise of options under the Consulting Agreement (Kam S. Leong), (i) the last sale price of $16.875 per share of Guilford Pharmaceuticals Inc. Common Stock on The Nasdaq Stock Market's National Market on December 10, 1996 with respect to 22,500 shares issuable upon exercise of options under the Consulting Agreement (Kam S. Leong), and (j) the exercise price of $5.92 per share of the 90,000 shares issuable upon exercise of options under the Consulting Agreement (Solomon H. Snyder), listed above. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Guilford Pharmaceuticals Inc. 401(k) Plan described herein.

--------------------------------------------------------------------------------

                     REGISTRATION OF ADDITIONAL SECURITIES

                 In accordance with Section E of the General Instructions to Form S-8, the contents of Form S-8, Registration No. 33-90828, filed by Guilford Pharmaceuticals Inc. (the "Registrant") with the Securities and Exchange Commission on March 31, 1995, are incorporated herein by reference for the registration of 1,900,000 shares of additional securities issuable pursuant to the Guilford Pharmaceuticals Inc. 1993 Employee Share Option and Restricted Share Plan, as amended, and the Guilford Pharmaceuticals Inc. 401(k) Plan, as amended and restated.

                         REGISTRATION OF NEW SECURITIES


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 The documents containing the information specified in Part I will be sent or given to each person eligible to participate in the Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (Richard L. Casey), the Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (John H. Newman), the Consulting Agreement (Henry H. Brem), the Consulting Agreement (Robert S. Langer), the Consulting Agreement (Kam S. Leong) and the Consulting
Agreement (Solomon H. Snyder) as specified by Rule 428(b)(1).   In accordance
with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The Registrant hereby incorporates by reference into this registration statement the following documents:

                 (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

                 (b) The Registrant's current report on Form 8-K filed on September 24, 1996;

                 (c) The Registrant's current report on Form 8-K filed on October 15, 1996;

                 (d) All reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and

                 (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 25, 1994 and registering shares of Common Stock pursuant to Section 12(g) of the Exchange Act.

                 In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of the filing of such documents.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

                 To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 A description of the Registrant's Common Stock is incorporated by reference into this Registration Statement under Item 3.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Article NINTH of the Company's Amended and Restated Certificate of Incorporation provides that the Company will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. In addition, under indemnification agreements with its directors and officers, the Registrant is obligated, to the fullest extent permissible by the DGCL, as it currently exists or may be amended, to indemnify and hold harmless its directors and officers, from and against all expense, liability and loss reasonably incurred or suffered by such directors and officers.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

                 Exhibit
                 Number                Description
                 ------                -----------
                 3.1                   Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.02, Registration Statement on Form S-1, Registration No. 33-76938,
                                       filed March 25, 1994)

                 3.2                   Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.04,
                                       Registration Statement on Form S-1, Registration No. 33-76938, filed March 25, 1994),

                 3.2a                  Amendments to Amended and Restated Bylaws of the Registrant

                 4.1a                  Guilford Pharmaceuticals Inc. 1993 Employee Share Option and Restricted Share Plan ("Option
                                       Plan") (incorporated by reference to Exhibit 10.02, Registration Statement on Form S-1,
                                       Registration No. 33-76938, filed March 25, 1994)

                 4.1b                  Amendment to 1993 Employee Share Option and Restricted Share Plan, adopted by the Board of
                                       Directors effective December 21, 1994 (incorporated by reference to Exhibit 10.02B, Annual
                                       Report on Form 10-K for the year ended December 31, 1994)

                 4.1c                  Amendment to 1993 Employee Share Option and Restricted Share Plan, adopted by the Board of
                                       Directors effective May 21, 1996 (incorporated by reference to Exhibit 10.44, Quarterly
                                       Report on Form 10-Q for the period ended June 30, 1996)

                 4.1d                  Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (Richard L. Casey)

                 4.1e                  Guilford Pharmaceuticals Inc. Non-Qualified Stock Option Agreement (John H. Newman)

                 4.1f                  Consulting Agreement (Henry H. Brem)

                 4.1g                  Consulting Agreement (Robert S. Langer)

                 4.1h                  Consulting Agreement (Kam S. Leong)

                 4.1i                  Consulting Agreement (Solomon H. Snyder) (incorporated by reference to Exhibit 10.19 to Form
                                       S-1, Registration No. 33-76938, filed March 25, 1994)

                 4.1j                  Amendment to Consulting Agreement (Solomon H. Snyder) (incorporated by reference to Exhibit
                                       10.20A, Annual Report on Form 10-K for the year ended December 31, 1995)

                 4.3                   Form of Stock Option Agreement related to the Option Plan (incorporated by reference to
                                       Exhibit 4.3 on Form S-8, Registration No. 33-90828, filed March 31, 1995)

                 4.5                   Form of Restricted Share Purchase Agreement related to the Option Plan (incorporated by reference to Exhibit 4.5 on Form S-8, Registration No. 33-90828, filed March 31, 1995)

                 5                     Opinion of Hogan & Hartson L.L.P. Regarding the Legality of the Shares of Common Stock Being
                                       Registered

                23.1                   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)

                23.2                   Consent of KPMG Peat Marwick LLP

                24                     Power of Attorney


ITEM 9.  UNDERTAKINGS.

                 (a)   The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section
                        10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                              (iii) To include any material information with
                        respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                        Provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 13th day of December, 1996.

                               GUILFORD PHARMACEUTICALS INC.



                               By:
                                   -------------------------------------------
                                        Craig R. Smith, M.D.
                                        President, Chief Executive Officer and
                                          Chairman

                 We, the undersigned officers and directors of Guilford Pharmaceuticals Inc., hereby severally and individually constitute and appoint Craig R. Smith, Andrew R. Jordan, Thomas C. Seoh and Michael J. Silver, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendment and amendments.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


 Signature                                              Title                             Date
 ---------                                              -----                             ----
   /s/ CRAIG R. SMITH, M.D.                             President,                        December 13, 1996
 --------------------------                             Chief Executive Officer
     Craig R. Smith, M.D.                               and Chairman (Principal
                                                        Executive Officer)


   /s/ ANDREW R. JORDAN                                 Vice President,                   December 13, 1996
 ----------------------                                 Chief Financial Officer and
     Andrew R. Jordan                                   Treasurer
                                                        (Principal Financial
                                                        Officer and Principal Accounting
                                                        Officer)


 Board of Directors:

 By:  /s/ CRAIG R. SMITH, M.D.                          Director                          December 13, 1996
    --------------------------
     Craig R. Smith, M.D.

 By:  /s/ SOLOMON H. SNYDER , M.D.                      Director                          December 13, 1996
    ------------------------------
     Solomon H. Snyder, M.D.


 By:  /s/ RICHARD L. CASEY                              Director                          December 13, 1996
    ----------------------
     Richard L. Casey

 By:  /s/ W. LEIGH THOMPSON, M.D., Ph.D.                Director                          December 13, 1996
    ------------------------------------
      W. Leigh Thompson, M.D., Ph.D.


 By:  /s/ ELIZABETH M. GREETHAM                         Director                          December 13, 1996
    ---------------------------
     Elizabeth M. Greetham


 By:  /s/ GEORGE L. BUNTING, JR .                       Director                          December 13, 1996
    -----------------------------
     George L. Bunting, Jr.

                                 EXHIBIT INDEX

Exhibit                                                                                    Sequential
Number           Description                                                               Page Number
------           -----------                                                               -----------
 3.1             Amended and  Restated Certificate of Incorporation of                              *
                 Guilford Pharmaceuticals Inc.

 3.2             Amended and Restated Bylaws of Guilford                                            *
                 Pharmaceuticals Inc.

 3.2a            Amendments to Amended and Restated
                 Bylaws of Guilford Pharmaceuticals Inc.

 4.1a            Guilford Pharmaceuticals Inc. 1993 Employee
                 Share Option and Restricted Share Plan ("Option Plan")                             *

 4.1b            Amendment to Option Plan, adopted by the Board
                 of Directors effective December 21, 1994                                           **

 4.1c            Amendment to Option Plan, adopted by the Board
                 of Directors effective May 21, 1996                                                ***

 4.1d            Guilford Pharmaceuticals Inc. Non-Qualified
                 Stock Option Agreement (Richard L. Casey)

 4.1e            Guilford Pharmaceuticals Inc. Non-Qualified
                 Stock Option Agreement (John H. Newman)

 4.1f            Consulting Agreement (Henry H. Brem)

 4.1g            Consulting Agreement (Robert S. Langer)

 4.1h            Consulting Agreement (Kam S. Leong)

 4.1i            Consulting Agreement (Solomon H. Snyder)                                           *

 4.1j            Amendment to Consulting Agreement
                 (Solomon H. Snyder)                                                                ****

 4.3             Form of Stock Option Agreement
                 related to the Option Plan                                                         *****

 4.5             Form of Restricted Share Purchase Agreement
                 related to the Option Plan                                                         *****

 5 Opinion of Hogan & Hartson L.L.P. Regarding the Legality of the Shares of Common
                 Stock Being Registered


23.1             Consent of Hogan & Hartson L.L.P.                                                  ******

23.2             Consent of KPMG Peat Marwick LLP

24               Power of Attorney                                                                  *******

----------------------

* Included as an Exhibit to the Registrant's Registration Statement on Form S-1, Registration No. 33-76938, and incorporated herein by reference.

** Included as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

*** Included as an Exhibit to the Registrant's Form 10-Q for the period ended June 30, 1996.

**** Included as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

***** Included as an Exhibit to the Registrant's Registration Statement on Form S-8, Registration No. 33-90828, and incorporated herein by reference.

******           Included in Exhibit 5.

*******          Contained on signature page.